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Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                        December 11, 2003

Business Objects S.A.
157-159 rue Anatole France
92300 Levallois-Perret
France

    Re:
    Business Objects S.A.
    Registration Statement on Form S-8

Ladies and Gentlemen,

        This opinion is being furnished to you in connection with the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of up to 250,000 shares of Business Objects S.A. (the "Company") nominal value 0.10 euro each (the "Shares") issuable under the Company's 1995 International Employee Stock Purchase Plan, as amended (the "1995 Plan").

        Members of this firm are registered as avocats à la Cour d'appel de Paris, and we do not express any opinion herein as to the laws of any other jurisdiction (or as to the effect of the laws of any such other jurisdiction on the opinion herein stated) other than the laws of the French Republic to the extent specifically referred to herein.

        In rendering the opinion set forth herein, we have examined and relied on originals or copies of: (i) the registration statement on Form S-8 of the Company with respect to the registration of the Shares under the Securities Act (the "Registration Statement"), as filed with the U.S. Securities and Exchange Commission (the "Commission"); (ii) the fourth resolution of the extraordinary general meeting of the shareholders of the Company, dated as of December 11, 2003, authorizing the board of directors, or its Chairman if the board so decides, to issue up to 250,000 Shares under the 1995 Plan and waiving the preemptive rights of the Company's shareholders in respect thereof; (iii) the special report of the statutory auditors of the Company, dated November 14, 2003, with respect to the issuance of the Shares without shareholder preemptive rights (rapport des commissaires aux comptes sur l'augmentation de capital réservée dans le cadre du 1995 International Employee Stock Purchase Plan); and (iv) the by-laws (statuts) of the Company, as currently in effect (the "By-laws").

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and documents of the Company and other persons, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others and of public officials.

        Based upon and subject to the foregoing, we are of the opinion that any Shares to be issued pursuant to the fourth resolution of the extraordinary general meeting of the shareholders of the Company held on December 11, 2003 have been duly authorized and, provided that such Shares are issued and paid for in accordance with the provisions of the aforementioned resolution, the By-laws and the then applicable law, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  Exhibit 5.2